Exhibit 3.27(a)
State of Tennessee For Office Use Only Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 CHARTER (For-Profit Corporation) The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation. 1. The name of the corporation is: Surgis of Victoria, Inc. [NOTE: Pursuant to Tennessee Code Annotated § 48-14-101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., Inc., or co.] 2. The number of shares of stock the corporation is authorized to issue is: 1,000 3. The name and complete address of the corporation's initial registered agent and office located in the State of Tennessee is: George P. McGinn, Jr. (Name) 30 Burton Hills Blvd., Suite 450, Nashville, TN 37215 (Street Address) (City) (State/Zip Code) Davidson (County) 4. List the name and complete address of each incorporatior: George P. McGinn, Jr., 30 Burton Hills Blvd, Suite 450, Nashville, TN 37215 (Name ) (Include: Street Address, City, State and Zip Code) (Name) (Street Address, City, State and Zip Code) (Name) (Street Address, City, State and Zip Code) 5. The complete address of the corporation's principal office is: 30 Burton Hills Blvd., Suite 450, Nashville, TN 37215 (Street Address) (City) (State/County/Zip Code) 6. The corporation is for profit. 7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are: Date , , Time (Not to exceed 90 days.) 8. Other provisions: October 26, 2004 Signature Date Incorporator's Signature George P. McGinn, Jr. Incorporator's Name (typed (Illegible) ) SS-4417 (Rev 2/02) Filling Fee: $100 RDA 1678

For Office Use Only State of Tennessee Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit) CORPORATE CONTROL NUMBER (IF KNOWN) PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER: 1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD: Surgis of Victoria, Inc. IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: 2. PLEASE MARK THE BLOCK THAT APPLIES: AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE. AMENDMENT IS TO BE EFFECTIVE, (MONTH, DAY, YEAR) (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING. 3. PLEASE INSERT ANY CHANGES THAT APPLY: A. PRINCIPAL ADDRESS: STREET ADDRESS CITY STATE/COUNTY ZIP CODE B. REGISTERED AGENT: CT Corporation System C. REGISTERED ADDRESS: 800 S. Gay Street, Suite 2021 STREET ADDRESS Knoxville TN 37929 Knox CITY STATE ZIP CODE COUNTY D. OTHER CHANGES: 4. THE CORPORATION IS FOR PROFIT. 5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS: 6. THE AMENDMENT WAS DULY ADOPTED ON July 26, 2006 (MONTH, DAY, YEAR) BY (Please mark the block that applies): THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED. THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED. THE SHAREHOLDERS. Assistant Secretary SIGNER'S CAPACITY SIGNATURE July 26, 2006 Alex Jenkins DATE NAME OF SIGNER (TYPED OR PRINTED) SS-4421 (Rev. 10/01) Filing Fee: $20.00 RDA 1678